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EXHIBIT 4.6

MEDIMMUNE, INC.,

as Issuer

THE BANK OF NEW YORK,

as Trustee

Up to $575,000,000 Aggregate Principal Amount of

1% Convertible Senior Notes due 2023

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 5, 2003

        FIRST SUPPLEMENTAL INDENTURE, dated as of December 5, 2003 (the "First Supplemental Indenture"), between MEDIMMUNE, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

        WHEREAS, the Company and the Trustee have entered into an Indenture dated as of July 15, 2003 (the "Indenture") relating to the Company's 1% Convertible Senior Notes due 2023;

        WHEREAS, pursuant to Section 11.1(j) of the Indenture, the Company and the Trustee may amend the Indenture or the Securities without the consent of any Securityholder to cure any ambiguity, correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action shall not adversely affect the interests of the Holders of Securities;

        WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture; and

        WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the parties, in accordance with the terms hereof, have been done.

        NOW, THEREFORE, the Company covenants and agrees with the Trustee as follows:

  Section 1.    General.

        Unless the context otherwise requires:

        (a)   capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture; and

        (b)   a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern).

  Section 2.    Amendments to the Indenture.

        The Indenture is, effective as of the date hereof, hereby amended as follows:

        (a)   Table of Contents.    The Table of Contents of the Indenture is hereby amended as follows:

            (i)  The phrase "Section 4.2. [Reserved]" is hereby replaced in its entirety with the phrase "Section 4.2. No Purchases During Events of Default."

           (ii)  The phrase "Section 5.2. [Reserved]" is hereby replaced in its entirety with the phrase "Section 5.2. No Purchases During Events of Default."

        (b)   Section 1.1.    Definitions.    The following defined term shall be added to Section 1.1 of the Indenture immediately following the definition of the term "Applicable Procedures":

              "'Average Sale Price' has the meaning set forth in Section 12.3(f)(iii)."

        (c)   Section 4.2.    [Reserved].    Section 4.2 of the Indenture is hereby amended by deleting such Section in its entirety and replacing it with the following:

"Section 4.2. No Purchases During Events of Default. Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Article IV if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn."

        (d)   Section 5.2.    [Reserved].    Section 5.2 of the Indenture is hereby amended by deleting such Section in its entirety and replacing it with the following:

"Section 5.2. No Purchases During Events of Default. Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Article V if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price), in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn."

        (e)   Section 12.3.    Adjustment of Conversion Rate.    Section 12.3 of the Indenture is hereby amended as follows:

            (i)  Each instance of the phrase "Sale Price of the Common Stock" in each of paragraphs (c), (d) and (e) of Section 12.3 of the Indenture is hereby replaced in its entirety with the phrase "Average Sale Price per share of the Common Stock."

           (ii)  The phrase "dividing the product so obtained by such Sale Price" in Section 12.3(c)(ii) of the Indenture is hereby replaced in its entirety with the phrase "dividing the product so obtained by such Average Sale Price per share of Common Stock."

          (iii)  The phrase "at less than such Sale Price" in the ultimate paragraph of Section 12.3(c) of the Indenture is hereby replaced in its entirety with the phrase "at less than the applicable Average Sale Price per share of the Common Stock."

          (iv)  A new subparagraph (iii) is hereby added to the end of Section 12.3(f) of the Indenture as follows:

                "(iii) With respect to any computation under this Article XII, 'Average Sale Price' per share of the Common Stock on a given date of determination shall mean the average of the Sale Prices per share of the Common Stock for the twenty (20) consecutive Trading Days immediately prior to such date of determination; provided, however, that if the "ex" date of any event (including the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 12.3 occurs during such twenty (20) consecutive Trading Days, the Average Sale Price per share of the Common Stock shall be appropriately adjusted in a manner determined in good faith by the Board of Directors (whose determination shall be final and described in a Board Resolution) to take into account the occurrence of such event. For purposes of this subparagraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Average Sale Price was obtained without the right to receive such issuance or distribution; and (ii) when used with respect to any subdivision or combination of shares of the Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective."

        (f)    Exhibit A: Form of Security.    Enumerated paragraph 14 of the Form of Security contained in Exhibit A to the Indenture is hereby amended by replacing the phrase "Market Price and Sale Price of the Securities" in its entirety with the phrase "Market Price of the Securities and Sale Price and Average Sale Price of the Common Stock."

  Section 3.    Ratification and Incorporation of Indenture.

        The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture.

  Section 4.    Governing Law.

        The Indenture, including this First Supplemental Indenture, and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

  Section 5.    Separability.

        In case any provision contained in the Indenture, including this First Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party thereto.

  Section 6.    Successors.

        All agreements of the Company in the Indenture, including this First Supplemental Indenture, and the Securities shall bind its successor. All agreements of the Trustee in the Indenture, including this First Supplemental Indenture, shall bind its successors.

  Section 7.    Effect of Headings.

        The Section headings provided herein are for convenience only and shall not affect the construction or interpretation the Indenture, including this First Supplemental Indenture.

  Section 8.    Counterparts.

        This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

  Section 9.    Trustee Not Responsible for Recitals.

        The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

MEDIMMUNE, INC.
By:	/s/ TIMOTHY R. PEARSON

	Name:	Timothy R. Pearson
	Title:	Vice President, Treasurer and Secretary

THE BANK OF NEW YORK, as Trustee
By:	/s/ GEOVANNI BARRIS

	Name:	Geovanni Barris
	Title:	Vice President

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  EXHIBIT 4.6